UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 30, 2012

NEAH POWER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

                              Nevada                              0-49962                          88-0418806

                (State of other jurisdiction           (Commission                    (IRS Employer

                       of incorporation)                  File Number)                 Identification No.)

            22118 20th Ave. SE, Suite 142
                    Bothell, Washington                                                               98021

     (Address of principal executive offices)                                            (Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On June 30, 2012, the Company and its Chief Financial Officer of the Corporation, Stephen M. Wilson (the “Officer”) agreed to a separation. This was not related to any disagreement between the Company and the Officer. The Company is negotiating a final separation agreement with the Officer, the final terms of which will be filed by amendment to this Form 8K. The Company has appointed David Schmidt, currently a member of its Board of Directors, and a member of its Audit Committee, to serve as acting Principal Financial Officer of the Company. For his role as Acting Principal Financial Officer of the Company and other advisory services, his monthly compensation will be five thousand dollars ($5000.00) in shares, and $2500.00 in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 6, 2012                                                       Neah Power Systems, Inc.

                                                                                    By: /s/  Gerard C. D’Couto

Gerard C. D’Couto

President